Exhibit 10.20

                       AMENDMENT TO COMPENSATION AGREEMENT
                                     BETWEEN
                    COMCAST CORPORATION AND BRIAN L. ROBERTS
                    ----------------------------------------


     This Amendment is made as of this 18th day of November, 2002, by and between Comcast Corporation, a Pennsylvania corporation (the "Company"), and Brian L. Roberts ("Roberts"). RECITALS

     WHEREAS, Roberts and the Company entered into a Compensation Agreement dated as of June 16, 1998 (the "Agreement"); and

     WHEREAS, the Company desires to modify the provisions of the Agreement concerning the establishment of a trust as provided therein and other matters; and

     WHEREAS, Roberts is agreeable to accepting the Company's proposed modifications to the Agreement;

     NOW THEREFORE, in consideration of the foregoing and of the provisions set forth herein, the parties agree as follows:

     1. Section 1 of the Agreement is modified by replacing the phrase "June 30, 2003" therein with the phrase "the date of the Company's 2005 Annual Meeting of Shareholders".

     2. Effective as of November 18, 2002, Roberts' Base Salary is increased to $2,000,000 per annum. Notwithstanding the provisions of the second sentence of
Section 3(a) of the Agreement, the Base Salary shall not be subject to increase on January 1, 2003.

     3. The parties acknowledge that the occurrence of the merger (the "Merger") between the Company and a subsidiary of AT&T Comcast Corporation ("AT&T Comcast") (which, effective immediately following the consummation of the Merger, is changing its name to "Comcast Corporation"), as contemplated by the Agreement and Plan of Merger, dated as of

December 19, 2001 (as amended from time to time, the "Merger Agreement"), among the Company, AT&T Comcast, AT&T Corp., and certain other related parties, will result in a Change of Control as defined in the Agreement. Pursuant to Section 3(j) of the Agreement, the Company is required, prior to the occurrence of a Change of Control, to establish the Trust (as defined in the Agreement), and is further required, upon and after the occurrence of a Change of Control, to contribute certain assets to the Trust. Roberts hereby waives the requirements that the Company so form and contribute assets to the Trust as a result of the Merger; provided that (a) Roberts may at any time, by notice to the Company, require the Company to form and contribute assets to the Trust and (b) if Roberts gives such notice, the Company, as promptly as practicable (and in any event within 30 days) thereafter, shall (i) form the Trust in accordance with
Section 3(j) of the Agreement, (ii) contribute to the Trust the funds and other assets which the Company would be required to contribute pursuant to the Agreement if a Change of Control occurred on the date of such notice, and (iii) thereafter contribute such additional assets as may be required by the Agreement as if the waiver made hereby had not been made.

     4. Section 4(c) of the Agreement is amended by deleting the words "two-thirds" and replacing them with the words "three-fourths."

     5. Section 10(c) of the Agreement is amended by adding the following at the end thereof:

     In any case where this Agreement provides for a determination to be made or instruction to be given by Roberts, such determination or instruction made or given after his death shall be made or given by the foregoing persons as their interests may appear; provided that, if it is impractical to give effect to separate determinations or instructions, the determination or instruction given by such of the foregoing as shall then have the greatest interest, as determined by the Company in its reasonable discretion, shall control.

     6. As contemplated by Section 9.14 of the Merger Agreement, and pursuant to
Section 10 of the Agreement, upon consummation of the Merger, AT&T Comcast, as the successor to the Company, will be bound by the Agreement, amended hereby (together, the "Amended Agreement"), and will perform the Amended Agreement, in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. To give effect thereto, and as further contemplated by Section 9.14 of the Merger Agreement, upon and following consummation of the Merger:

          (a) When used in the Amended Agreement to refer to a period or action to be taken or other event occurring after consummation of the Merger:

               (i) the term "Company" shall be deemed to refer to AT&T Comcast (which shall include, for all purposes of this Section 3, its successors as provided in Section 10 of the Amended Agreement);

               (ii) the terms "Board" and "Committee" shall be deemed to refer, respectively, to the Board of Directors of AT&T Comcast and the Compensation Committee of such Board;

               (iii) the term "Subcommittee" shall be deemed to refer to the Subcommittee on Performance-Based Compensation of the Compensation Committee, if such Subcommittee exists, or, if such Subcommittee does not exist, such other subcommittee of the Compensation Committee as shall perform the functions heretofore performed by the Subcommittee on Performance-Based Compensation of the Company's Compensation Committee, or, if there is no such other subcommittee, the full Compensation Committee; and

               (iv) by signing this Amendment where indicated below, AT&T Comcast hereby assumes the Company's obligations to Roberts under the Amended Agreement.

          (b) The phrase "Comcast Corporation" in Section 10(b) of the Amended Agreement is replaced with the phrase "AT&T Comcast Corporation (which, effective immediately following the consummation of the merger between Comcast Corporation and a subsidiary of AT&T Comcast Corporation, is changing its name to "Comcast Corporation")".

     7. Except as amended hereby, the Agreement remains in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                    Comcast Corporation

                                    By:
                                         ---------------------------------------



                                    --------------------------------------------
                                    Brian L. Roberts

                                    Agreed to and acknowledged by:

                                    AT&T Comcast Corporation

                                    By:
                                         ---------------------------------------